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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS CONSENT
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We consent to incorporation by reference in the Registration Statement on
Form S-8 of Myriad Genetics, Inc. of our report dated August 9, 1996, relating to the consolidated balance sheets of Myriad Genetics, Inc. and subsidiary as of June 30, 1996, and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1996, which report appears in the June 30, 1996, annual report on Form 10-K of Myriad Genetics, Inc.

                                                /s/ KPMG PEAT MARWICK LLP
                                                -------------------------
                                                KPMG PEAT MARWICK LLP

Salt Lake City, Utah
March 10, 1997